Exhibit 5.2

February 14, 2025

Able View Global Inc.

Floor 16, Dushi Headquarters Building

No. 168, Middle Xizang Road

Shanghai, 200001, People’s Republic of China

Tel: (86) 185-0177-0425

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States securities counsel for Able View Global Inc., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form F-3 (including the Offering Prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) Class B ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), (ii) preferred shares (“Preferred Shares”, and together with the Ordinary Shares, “Equity Securities”) (iii) debt securities of the Company (the “Debt Securities”), in one or more series, (iv) warrants to purchase Equity Securities or Debt Securities (the “Warrants”), (v) rights to purchase Equity Securities, Debt Securities, Warrants or Units, as defined below (the “Rights”), and (vi) units consisting of combinations of one or more of the foregoing (the “Units”). The Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $200,000,000. Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Offering Prospectus included in the Registration Statement will be supplemented by one or more supplements (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the Company’s due organization, valid existence and good standing under the laws of the Cayman Islands; and (g) the Company’s legal power and authority to execute, deliver, and perform its obligations under the Securities.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1. The Debt Securities, upon issuance and delivery of certificates of indebtedness or notes (or book-entry notation if uncertificated) evidencing such Debt Securities, against payment therefor of such lawful consideration as the Board of Directors of the Company (the “Board”) (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company.

2. The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants, against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company.

3. The Rights, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Rights, against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company.

February 14, 2025

4. The Units, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units, against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, to the extent such Units constitute or include Debt Securities, Warrants or Rights, will constitute valid and legally binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Second Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the “Articles”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable agreement; (v) the total number of shares of Equity Securities issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Equity Securities and the Company’s Class A ordinary shares, par value $0.0001, respectively, that the Company is then authorized to issue under its Articles; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; (viii) all Securities, as issued and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (ix) all Securities, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vii) such Debt Securities and the related indenture, if any, shall be governed by the laws of the State of New York.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to the terms agreed upon by the partes as reflected in the Warrants; (ii) such Warrants shall have been duly executed, issued and delivered in accordance with the terms set forth in the Warrants; (iii) such Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (iv) such Warrants, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) such Warrants, shall be governed by the laws of the State of New York.

February 14, 2025

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights shall have been issued pursuant to a rights agreement (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iv) such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (v) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (vi) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vii) such Rights and the related Rights Agreement, if any, shall be governed by the laws of the State of New York.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture, and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement, and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

The foregoing opinions are limited to the laws of the State of New York and applicable federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pryor Cashman LLP
Pryor Cashman LLP